================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 23, 2006

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13894                  34-1807383
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                          (203) 401-6450 (Registrant's
                     telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2006, Proliance International, Inc. (the "Company") amended its
Loan and Security Agreement (the "Credit Facility") with Wachovia Capital
Finance Corporation (New England), formerly known as Congress Financial
Corporation (New England) (the "Lender"), pursuant to the Fifteenth Amendment to the Loan and Security Agreement (the "Amendment"), attached as Exhibit 10.1 hereto. The Amendment, which is effective as of September 30, 2006, revises certain financial covenants such that the (i) minimum EBITDA (which is tested quarterly) required during the twelve month period ending on September 30, 2006 is reduced from $4.0 million to $750,000 (compliance with this covenant is not required if Excess Availability exceeds $15.0 million at all times during the three month period immediately preceding such test date), and (ii) the requirement of $5.0 million minimum Excess Availability is extended until
Lender's receipt of the Company's December 31, 2006 audited financial statements. In addition the Inventory Loan Limit was reduced from $55.0 million to $49.0 million in October 2006, $46.0 million in November 2006, $43.0 million in December 2006 and $40.0 million thereafter.

The Borrowers were required to, and did, satisfy customary conditions to the amendment of the Credit Facility.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits - The following exhibit is filed as part of this report:

10.1     Fifteenth Amendment to Loan and Security Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PROLIANCE INTERNATIONAL, INC.

Date:  October 25, 2006          By:   /s/ Richard A. Wisot
                                        ----------------------------------------
                                           Richard A. Wisot
                                           Vice President, Treasurer, Secretary,
                                           and Chief Financial Officer